Exhibit 10.8


                              STANDSTILL AGREEMENT

         This Standstill Agreement ("Agreement"), dated as of March 23, 2005, is entered into by and between INCENTRA SOLUTIONS, INC., a Nevada corporation (the "Company"), LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), and Wells Fargo Bank, National Association ("WFB") The Company and Laurus are parties to (i) a Securities Purchase Agreement, dated as of May 13, 2004, (as amended, modified or supplemented from time to time, the "SPA") and (ii) a Master Security Agreement, dated as of May 13, 2004, (as amended, modified or supplemented from time to time, the "MSA"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the SPA or MSA, as applicable.

         WHEREAS, on or about March 24, 2005, the Company will acquire PWI Technologies, Inc., a Washington corporation ("PWI"); and,

         WHEREAS, the Company shall hold PWI as a wholly owned subsidiary; and

         WHEREAS, Wells Fargo Bank, National Association ("WFB") is providing funding for the acquisition and a continuing credit facility for PWI after the acquisition and is requiring a guaranty by the Company of the PWI indebtedness to WFB (the "Guaranty");

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. WFB hereby acknowledges that Laurus has a first priority security interest in all of the assets of the Company.

         2. WFB will be unsecured as to the obligations of the Company pursuant to the Guaranty.

         3. WFB hereby agrees that it will not take any action to enforce the Guaranty against the Company or otherwise satisfy the obligations of the Company pursuant to the Guaranty without the prior written consent of Laurus for so long as Laurus is a secured creditor of the Company.

         4. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns.

         5. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         6. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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         IN WITNESS WHEREOF, each of the Company, Laurus and WFB has caused this
         Agreement to be signed in its name effective as of this 23 day of March, 2005.

                                            INCENTRA SOLUTIONS, INC.


                                            By: /s/ Thomas P. Sweeney III
                                                -------------------------------
                                            Name: Thomas P. Sweeney III
                                            Title: Chief Executive Officer



                                            LAURUS MASTER FUND, LTD.


                                            By: /s/ David Grin
                                                --------------------------------
                                            Name: David Grin
                                            Title: Director



                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By: /s/ JOSEPH GAVAN
                                                --------------------------------
                                            Name: Joseph Gavan
                                            Title: Relationship Manager







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